UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2013
Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 - Results of Operations and Financial Condition
On October 22, 2013 Fulton Financial Corporation ("Fulton") announced its results of operations for the third quarter ended September 30, 2013. A copy of the earnings release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. Supplemental financial information included with the earnings release is attached as Exhibit 99.2 to this report and incorporated herein by reference.
Item 7.01 - Regulation FD Disclosure
On October 22, 2013, Fulton announced that its Board of Directors approved the repurchase of up to four million shares, or approximately 2.1%, of Fulton’s outstanding shares, through March 31, 2014. As of September 30, 2013, Fulton had approximately 192.3 million shares of common stock outstanding.
As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in the open market at prevailing prices. The repurchase program may be discontinued at any time.
Under Fulton’s previous 2013 repurchase program, announced on January 3, 2013 and extended on June 18, 2013, Fulton’s Board of Directors had authorized the repurchase of up to eight million shares, or approximately 4.0% of Fulton’s shares. On August 30, 2013, Fulton completed the repurchase of all remaining shares authorized by the board under the previous 2013 repurchase program.
The October 22, 2013 press release announcing the new share repurchase program is attached hereto as Exhibit 99.3 and incorporated herein by reference.
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The information in this Form 8-K provided under Items 2.02 and 7.01, including all exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of Fulton under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements And Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated October 22, 2013.
99.2	Supplemental financial information for the quarter ended September 30, 2013.
99.3	October 22, 2013 Press Release relating to the share repurchase program

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2013	FULTON FINANCIAL CORPORATION
By: /s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer